Raleigh Capital Associates L.P.



                                                 May 15, 1998


Raleigh GP Corp.
Rockland Partners, Inc.
Apollo Real Estate Investment
        Fund II, L.P.
Basso Associates, L.P.
Rockland Partners, L.P.

                              Redemption Agreement
Ladies and Gentlemen:

     We refer to the Partnership Agreement, dated July 22, 1996 (the "Partnership Agreement"), of Raleigh Capital Associates, L.P. (the "Partnership"), among Raleigh GP Corp. (the "Apollo GP"), Rockland Partners, Inc. (the "Rockland GP"), Zephyr Partners (the "Icahn GP"), Apollo Real Estate Investment Fund II, L.P. (the "Apollo LP"), Basso Associates, L.P. ( the "Basso LP"), Rockland Partners, L.P. (the "Rockland LP") and Boreas Partners, L.P. (the "Icahn LP"). For purposes of this Redemption Agreement, Apollo GP, Rockland GP, Apollo LP, Basso LP and Rockland LP are hereinafter sometimes each referred to individually as an "Exiting Partner" and collectively as the "Exiting Partners," and Icahn GP and Icahn LP are hereinafter sometimes each referred to individually as a "Remaining Partner" and collectively as the "Remaining Partners." The Exiting Partners and the Remaining Partners are also hereinafter sometimes collectively referred to as the "Partners."

     Upon the terms and subject to the conditions set forth in this Redemption Agreement, the Partners desire to cause the Partnership to redeem the respective limited and general partner interests of the Exiting Partners in the Partnership and, in order to provide the Partnership with funds to pay the redemption price to the Exiting Partners, to consent to the incurrence of indebtedness by the Partnership, and the pledge by the Partnership of its assets to secure such indebtedness, in the manner described below.

     Accordingly, the parties agree as follows:

     1. Redemption of Interests. (a) Upon the terms and subject to the conditions set forth herein, the Partnership hereby redeems, in full, the respective general or limited partner interest (the "Interest") in the Partnership of each Exiting Partner. Schedule 1 hereto sets forth the percentage interest (the "Percentage Interest") of each Exiting Partner and the redemption price (the "Redemption Price") payable to each Exiting Partner in consideration for the redemption of such Exiting Partner's Interest (assuming that all Disputed Units, as hereinafter defined, are determined to belong to the Partnership), and Schedule 2 hereto sets forth the calculation of the aggregate Redemption Price. Of the entire Redemption Price shown on Schedule 1 hereto with respect to each Exiting Partner, an amount equal to the Percentage Interest in the Partnership of each Exiting Partner multiplied by the product of (x) $385 and (y) the difference between (1) the number of limited partnership interests and assignee interests (the "Arvida Units") in Arvida/JMB Partners, L.P.("Arvida") reflected on the Partnership's books and records as being held by the Partnership on the date hereof and (2) the number of Arvida Units recognized by Arvida as being held by the Partnership on the date hereof (such difference, the "Disputed Units") has been deposited in escrow with Messrs. Post & Heymann LLP, as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent pursuant to an escrow agreement in the form of Exhibit A hereto pending resolution of the dispute between the Partnership and Arvida with respect to the

Disputed Units and then released to such Exiting Partner and/or the Partnership in accordance with the Escrow Agreement. Concurrently herewith, the Partnership has caused the balance of the Redemption Price payable to each Exiting Partner to be paid by wire transfer of funds to an account designated by such Exiting Partner to the Partnership in writing. After giving effect to the redemption of Interests contemplated hereby, the Icahn GP shall be the sole general partner of the Partnership, the Icahn LP shall be the sole limited partner of the Partnership and the Exiting Partners shall cease to be partners of the Partnership and have no further rights or obligations as such, except for their rights and obligations set forth in this Redemption Agreement and the Escrow Agreement.

     (b) Each of the Partners hereby expressly consents to the execution and delivery of this Redemption Agreement and the Escrow Agreement by the Partnership, the performance by the Partnership of its obligations hereunder and thereunder and the redemption of the Interests contemplated hereby, notwithstanding any provisions of the Partnership Agreement to the contrary.

     (c) Each of the Exiting Partners agrees that, concurrently herewith or subsequent to the date hereof, at the request of the Partnership, it will transfer to the Partnership and the Remaining Partners all Partnership books and records in its possession or in the possession of its affiliates relating to the business or operations of the Partnership through the date hereof and will furnish the Partnership and/or the Remaining Partners with such information in its possession or in the possession of its affiliates as may be necessary or appropriate to enable the Partnership to, among other things, resolve pending disputes with Arvida relating to the Disputed Units and payments which may be due to the Partnership as contemplated by Section 6 hereof, otherwise settle or satisfy outstanding liabilities or obligations, and pursue any claims, of the Partnership as of and for periods through the date hereof, prepare financial statements and tax returns for the Partnership for periods through and including the end of the fiscal 1998 and otherwise continue to operate the business of the Partnership subsequent to the date hereof . Each of the parties hereto will, at the request of any other party hereto, concurrently herewith or subsequent to the date hereof, take such other action as the requesting party may reasonably request in order to consummate more effectively the transactions contemplated by this Redemption Agreement, including without limitation the execution and delivery of an amended certificate of limited partnership of the Partnership evidencing the withdrawal of the Apollo GP and the Rockland GP as general partners of the Partnership and amended qualifications in any jurisdiction in which the Partnership is qualified to do business and the execution and delivery of instructions to any banking institutions with which the Partnership has accounts changing the authorized signatories on such accounts in accordance with instructions of the Remaining Partners.

     2. Loans to Partnership; Grant of Security Interest. Concurrently herewith, the Partnership is borrowing the aggregate amount of $27,450,876.47 (collectively, the "Loans"), consisting of: (a) a $10,000,000 loan from ING (U.S.) Capital Corporation, secured by a first priority security interest in all of the Partnership's assets and properties (the "Security Interest"); (b) a $5,235,262.94 unsecured loan from Vegas Financial Corp. ("VFC"); and (c) a $12,215,613.53 unsecured loan from American Real Estate Holdings, L.P. ("AREH"). The proceeds of the Loans are being used to pay the Redemption Price to the Exiting Partners. The Loans are recourse only to the assets of the Partnership. Each of VFC and AREH are affiliates of the Remaining Partners. The Bank, VFC and AREH are hereinafter sometimes referred to individually as a "Lender" and collectively as the "Lenders." Each of the Apollo GP, the Rockland GP and the Icahn GP hereby consents to the incurrence of the Loans and the grant of the Security Interest and acknowledges and confirms that the Icahn GP is authorized to execute and deliver to the Lenders, on behalf of the Partnership, all agreements, documents and instruments evidencing or otherwise relating to the Loans and that such execution and delivery by the Icahn GP is sufficient to bind the Partnership.


     3. Representations and Warranties. (a) Each Exiting Partner hereby severally represents and warrants to the Partnership and to the Remaining Partners, as to itself only, as follows: (1) such Exiting Partner owns the Interest in the Partnership set forth opposite its name on Schedule 1 hereto free and clear of any liens, claims or encumbrances and has full power and authority to execute and deliver this Redemption Agreement and the Escrow
Agreement and to perform its obligations hereunder and thereunder; (2) the execution, delivery and performance of this Redemption Agreement and the Escrow Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Exiting Partner; (3) the execution, delivery and performance of this Redemption Agreement and the Escrow Agreement by such Exiting Partner do not and will not violate, conflict with or constitute a breach or default under the certificate of incorporation or by-laws, partnership agreement or other governing instruments or documents of such Exiting Partner, any law, regulation, ordinance, judgment, arbitration award, decree, government license, permit or other authorization applicable to such Exiting Partner or any agreement, contract or other instrument to which such Exiting Partner is a party or by which it may be bound; and (4) no portion of the Interest of such Exiting Partner in the Partnership has been transferred during the twelve month period ending on the date hereof and no more than 49% of the interest in capital and profits in any such Exiting Partner which is a partnership for federal income tax purposes has been transferred during such period.

     (b) Each Remaining Partner hereby severally represents and warrants to the Exiting Partners, as to itself only, as follows: (1) the execution, delivery and performance of this Redemption Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Remaining Partner; and (2) the execution, delivery and performance of this Redemption Agreement by such Remaining Partner do not and will not violate, conflict with or constitute a breach or default under the certificate of incorporation or by-laws, partnership agreement or other governing instruments or documents of such Remaining Partner, any law, regulation, ordinance, judgment, arbitration award, decree, government license, permit or other authorization applicable to such Remaining Partner or any agreement, contract or other instrument to which such Remaining Partner is a party or by which it may be bound.

     (b) The Remaining Partners hereby represent and warrant to each Exiting Partner as follows: (1) the Partnership has full power and authority to execute and deliver this Redemption Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder; (2) assuming the due and valid execution and delivery of this Redemption Agreement and the Escrow Agreement by the other parties hereto, the execution, delivery and performance of this Redemption Agreement and the Escrow Agreement have been duly authorized by all necessary partnership action on the part of the Partnership; and (3) the execution, delivery and performance of this Redemption Agreement and the Escrow Agreement by the Partnership do not and will not violate, conflict with or constitute a breach or default under the Letter Agreement, any law, regulation, ordinance, judgment, arbitration award, decree, government license, permit or other authorization applicable to the Partnership or any agreement, contract or other instrument to which the Partnership is a party or by which it may be bound.

     4. Survival of Standstill Obligations. Each Exiting Partner hereby acknowledges and agrees that the provisions of the fifth paragraph of the July 22, 1996 letter from the Partnership and each of the Exiting Partners to the Remaining Partners shall continue in full force and effect through May 15, 2001.

     5. Indemnification. (a) The Partnership and the Remaining Partners hereby jointly and severally indemnify each Exiting Partner and hold such Exiting Partner harmless from and against any loss, claim, damage or liability (or any action in respect thereof) to which such Exiting Partner may become subject, insofar as such loss, claim, damage or liability arises out of or is based upon any claim relating to the Loans.

     (b) Each Exiting Partner hereby, severally and not jointly, indemnifies the Partnership for such Exiting Partner's allocable portion (based upon its Percentage Interest in the Partnership immediately preceding the redemption of its Interest) of any liability of the Partnership paid after April 2, 1998 and attributable to the business or operations of the Partnership through and including April 2, 1998 and which was not taken into account in the determination of the "net cash balance" portion of the Redemption Price, as reflected on Schedule 2 hereto. It is understood and agreed that any reasonable costs associated with the resolution of the Disputed Units, to the extent not paid prior to April 2, 1998 (the "Resolution Costs") shall be deemed to be Partnership liabilities subject to the foregoing indemnity; provided that the aggregate amount of Resolution Costs covered by the foregoing indemnity shall not exceed the Escrow Amount (as defined in the Escrow Agreement).

     6. Payments from Arvida; Resolution of Disputed Units. In the event that the Partnership receives any payments on account of the Arvida Units from and after April 2, 1998 for amounts owed by Arvida and/or its transfer agent to the Partnership with respect to distributions declared and paid with respect to the Arvida Units prior to April 2, 1998, the Partnership shall promptly pay to each Exiting Partner an amount equal to such Exiting Partner's allocable portion (based upon its Percentage Interest in the Partnership immediately preceding the redemption of its Interest) of such payment. The Partnership and each of the Partners hereby acknowledge and agree that so such payments have been received between April 2, 1998 and the date hereof. The Icahn GP shall cause the Partnership to use commercially reasonable efforts to resolve the dispute with Arvida concerning the Disputed Units in a manner reasonably favorable to the Partnership and the Exiting Partners as promptly as practicable following the date hereof.

     7. Survival. The provisions of Sections 1(c) and 3 through 8 of this Redemption Agreement shall survive that execution and delivery hereof and the redemption of the Interests of the Exiting Partners contemplated hereby.

     8.  Miscellaneous.  This  Redemption  Agreement,  together  with the Escrow
Agreement constitutes the full understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter hereof. This Redemption Agreement may not be modified except in writing. Any waiver of a breach of any provision of this Redemption Agreement must be in writing and shall not operate as or be construed as a waiver of any subsequent breach. This Redemption Agreement, and the rights and obligations of the parties hereunder, shall not be assignable by any party hereto without the consent of the other parties. This Redemption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Redemption Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflicts or choice of law provisions thereof. This Redemption Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Redemption Agreement by transmitting a copy of its signature by facsimile to the other parties. In such event the signing party shall deliver an original of the signature page to each of the other parties within one business day of signing, and failure to so deliver such originals shall result in the facsimile copy of that party's signature being treated as an original.

     If the foregoing correctly sets forth our understanding, please so indicate by signing the enclosed copy of this Redemption Agreement in the space indicated below and returning it to the undersigned, whereupon it will constitute a binding agreement among us.

                        Very truly yours,

                        RALEIGH CAPITAL ASSOCIATES, L.P.

                        By:  Raleigh GP Corp, General Partner


                             By:________________________


                        By: Rockland Partners, Inc., General Partner


                             By:________________________


                        By:  Zephyr Partners, General Partner

                              By: AREH GP Inc., a general partner


                                  By:_______________________
                                      John Saldarelli
                                      President


ACCEPTED AND AGREED:
EXITING PARTNERS:

         RALEIGH GP CORP.


         By:_____________________


         APOLLO REAL ESTATE INVESTMENT FUND II, L.P.

         By:  Apollo Real Estate Capital Advisors II, Inc.,
              its general partner


              By:______________________________


     [Signature Page of Redemption Agreement, dated May 15, 1998, among Raleigh Capital Associates, L.P., Raleigh GP Corp., Apollo Real Estate Investment Fund II, L.P., Basso Associates, L.P., Rockland Partners, Inc., Rockland Partners, L.P., Zephyr Partners and Boreas Partners, L.P.]


         BASSO ASSOCIATES, L.P.


         By:____________________


         ROCKLAND PARTNERS, L.P.

         By:  Rockland Partners, Inc., its general partner


              By:____________________________


         ROCKLAND PARTNERS, INC.


         By:________________________




REMAINING PARTNERS:

         ZEPHYR PARTNERS

         By:  AREH GP Inc., a general partner


              By:___________________________
                  John Saldarelli, President


         BOREAS PARTNERS, L.P.

         By:  Bayswater Realty and Capital Corp., general partner


              By:___________________________




     [Signature page of Redemption Agreement, dated May 15, 1998, among Raleigh Capital Associates, L.P., Raleigh GP Corp., Apollo Real Estate Investment Fund II, L.P., Basso Associates, L.P., Rockland Partners, Inc., Rockland Partners, L.P., Zephyr Partners and Boreas Partners, L.P.]

                                   Schedule 1


Exiting Partner                        Percentage Interest                      Redemption Price
Raleigh GP Corp.                                   1/3 of 1%                     $    138,517.47
Rockland Partners, Inc.                            1/3 of 1%                     $    138,517.47
Apollo Real Estate
   Investment Fund II, L.P.                           39.12%                     $ 16,253,639.44
Basso Associates, L.P.                                  .55%                     $    229,938.99
Rockland Partners, L.P.                               26.33%                     $ 10,942,879.80
                                                                                ------------------
                                                                                 $ 27,703,493.17
                                                                                ==================

                                   Schedule 2

                         Calculation of Redemption Price


Total Number of Arvida Units                                     106,889.93
Price per Arvida Unit                                               x  $385
                                                             ------------------
Redemption value of Arvida Units                             $41,152,623.05
Net cash on hand                                             $   402,616.70
                                                             ------------------
Gross value of all partnership interests                     $41,555,239.75
                                                                  x 66-2/3%
                                                             ------------------
Aggregate Redemption Price payable to Exiting
Partners                                                     $27,703,493.17
                                                             ==================